Prologis Supplemental Information Second quarter 2024 Unaudited Prologis Port Crossing Commerce Center, Houston, Texas

Highlights 1 Company Profile 2 Company Performance 4 Prologis Leading Indicators and Proprietary Metrics 5 Guidance Financial Information 6 Consolidated Balance Sheets 7 Consolidated Statements of Income 8 Reconciliations of Net Earnings to FFO 9 Reconciliations of Net Earnings to Adjusted EBITDA Operations 10 Overview 11 Operating Metrics 13 Operating Portfolio 16 Customer Information Capital Deployment 17 Overview 18 Development Stabilizations 19 Development Starts 20 Development Portfolio 21 Third-Party Acquisitions 22 Dispositions and Contributions 23 Land Portfolio 25 Solar Operating and Development Portfolios Strategic Capital 26 Overview 27 Summary and Financial Highlights 28 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 29 Non-GAAP Pro-Rata Financial Information Capitalization 30 Overview 31 Debt Components - Consolidated 32 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 33 Components Notes and Definitions 35 Notes and Definitions Contents 2Q 2024 Supplemental

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. 2Q 2024 Supplemental Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At June 30, 2024, the company owned or had investments in, on a wholly-owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (115 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,576 Buildings 1.2B Square Feet $39.6B Build Out of Land (TEI) U.S. 799M SF 86% of NOI*(A) Other Americas 84M SF 4% of NOI*(A) Europe 245M SF 8% of NOI*(A) Asia 114M SF 2% of NOI*(A)

Company Profile * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2024 Prologis Share of NOI of the Operating Portfolio annualized. 2Q 2024 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. 2Q 2024 Supplemental Highlights Operations $5.9B in annual NOI*(A) Development $739M in value creation from stabilizations(C) Gross AUM $199B Prologis Share AUM $140B Market Equity $107B Strategic capital $272M of fees and promotes(B) 1 U.S.(D) Outside the U.S. U.S.(D) Outside the U.S. U.S.(D) Outside the U.S.

Company Performance * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. 2Q 2024 Supplemental Highlights Net earnings attributable to common stockholders Core FFO attributable to common stockholders/unitholders* AFFO attributable to common stockholders/unitholders* 2

Net earnings attributable to common stockholders in millions Core ffo attributable to common stockholders/ unitholders* in millions affO attributable to common stockholders/unitholders* in millions Dividends and distributions in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights Company Performance 2Q 2024 Supplemental 3

Average 57.7 Average 54 Average 85.5% Lease Proposals in millions of square feet U.s. IBI activity index diffusion index, points New Lease negotiation Gestation in days U.S. space utilization * Please see our Notes and Definitions for further explanation. Prologis Leading Indicators and Proprietary Metrics* 2Q 2024 Supplemental Average 73 4 percent Highlights 47 112 Average 40%

Guidance(A) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2024 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”) for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation. We are further adjusting Core FFO to exclude $0.07 of net promote expense. The expense primarily relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods. 2Q 2024 Supplemental Highlights 5

Consolidated Balance Sheets 2Q 2024 Supplemental Financial Information 6

Consolidated Statements of Income 2Q 2024 Supplemental Financial Information 7

Reconciliations of Net Earnings to FFO* *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2024 Supplemental Financial Information 8

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2024 Supplemental Financial Information 9

64.0% 70.6% 76.4% 75.9% 74.8% Occupancy – Owned and Managed Customer Retention Same Store Change Over Prior Year – Prologis Share* Rent Change – Prologis Share * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations Overview 2Q 2024 Supplemental Trailing four quarters – net effective 10 Average occupancy – Prologis Share 97.9% 97.5% 97.4% 96.9% 96.3%

Operating Metrics – Owned and Managed Amounts exclusive of leases of less than one year, unless otherwise noted. 2Q 2024 Supplemental Operations 11

Operating Metrics – Owned and Managed * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. This data includes recurring capital expenditures and NOI of our Operating Portfolio. Excluded from recurring capital expenditures is spend for our properties that is structural in nature and therefore non-recurring. 2Q 2024 Supplemental Operations CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (BY UNIT SIZE) Trailing four quarter average Per square foot ($) As a % of lease value Per square foot ($) 12

Operating Portfolio – Square Feet, Occupied and Leased 2Q 2024 Supplemental Operations 13

Operating Portfolio – NOI* and Gross Book Value * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2024 Supplemental Operations 14

Operating Portfolio – Summary by Division * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2024 Supplemental Operations 15

Customer Information We have signed leases, which were due to expire in 2024 and 2025, totaling 37 million square feet and 22 million square feet, in our owned and managed portfolio (2.6% and 1.5% of total net effective rent) and 23 million square feet and 14 million square feet on a Prologis Share basis (2.3% and 1.4% of total net effective rent). These are excluded from 2024 and 2025 expirations and are reflected in the new year of expiration. 2Q 2024 Supplemental Operations 16

M&A and Significant Portfolio Activity $14,600 - $23,200 $3,100 - Development Starts (TEI) in millions Development Stabilizations (TEI) dollars in millions Acquisition Activity(a) in millions Land Portfolio in millions This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share 2Q 2024 Supplemental Outside the U.S. U.S. Est Value Creation $942 $1,326 $1,583 $917 $346 Est Wtd Avg Stabilized Yield 6.3% 6.1% 6.3% 6.3% 5.8% Est Build Out(B): Sq. Ft. 204 TEI $36,700 17 YTD Q2

Development Stabilizations . 2Q 2024 Supplemental Capital Deployment 18

Development Starts 2Q 2024 Supplemental Capital Deployment 19

Development Portfolio TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in Other Real Estate Investments upon completion. 2Q 2024 Supplemental Capital Deployment 20

Third-Party Acquisitions 2Q 2024 Supplemental Capital Deployment 21

Dispositions and Contributions Amounts include the disposition of non-industrial assets, including yards. Dispositions of Non-Strategic Assets are included as third-party building dispositions. 2Q 2024 Supplemental Capital Deployment 22

Land Portfolio – Owned and Managed 2Q 2024 Supplemental Capital Deployment 23

Land Portfolio – Summary and Roll Forward Amounts include approximately 3,100 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. 2Q 2024 Supplemental Capital Deployment 24

Solar Operating and Development Portfolios – Owned and Managed 2Q 2024 Supplemental Capital Deployment 25

Third-party aum dollars in billions Third-Party Fee Related and promote revenue in millions Fee related earnings annualized* in millions Net Promote income (EXPENSE) dollars in millions *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Net Promote Income (Expense) in 2024 is negative due to expense primarily from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. Please refer to Highlights for Guidance for 2024 Net Promote Income (Expense). Strategic Capital Overview 2Q 2024 Supplemental 91.4% 94.9% 95.0% 93.0% 93.8% % Open end/Public Trailing 3-year basis points of third-party AUM 26 27.2 21.6 37.1 51.5 49.7

Summary and Financial Highlights * The next promote opportunity is related to the Stabilization of individual development project(s). Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. 2Q 2024 Supplemental Strategic Capital 27

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. 2Q 2024 Supplemental Strategic Capital 28

Non-GAAP Pro-Rata Financial Information(A) * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. 2Q 2024 Supplemental Strategic Capital 29

Europe 15.8% $140,320 $198,627 Debt $33,731 Investment Capacity $1,817 U.S.(B) 75.4% $198,627 Direct owned and other $111,641 Market Equity $106,589 AUM Strategic Capital $86,986 Investors' share of ventures $56,490 Prologis Share of ventures $28,679 Total Enterprise Value $140,320 $140,320 U.S. Dollar (B) 96.5% Outside U.S. 3.5% Other Americas 2.0% $33,731 $106,589 Asia 6.8% Overview * This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Enterprise value is calculated using Prologis’ stock price of $112.31 at June 30, 2024. Prologis’ stock price was $130.22 at March 31, 2024. Mexico is included in the U.S. as it is U.S. dollar functional. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. 2Q 2024 Supplemental Capitalization ASSETS UNDER MANAGEMENT dollars in millions Enterprise Value(A) AUM by Geography Market Equity U.S. DOLLAR EXPOSURE dollars in millions Enterprise Value(A) Debt U.S. Dollar(B) 44.0% U.S. Dollar (B) 84.9% Outside U.S. 15.1% Outside U.S. 56.0% DEBT BY CURRENCY – PROLOGIS SHARE UNENCUMBERED ASSETS – PROLOGIS SHARE: $100.5B in billions 30 AUM by Ownership

Debt Components – Consolidated This includes our Credit Facilities and commercial paper borrowings. The maturities for the 2022 Global Facility ($201 million), 2023 Global Facility ($137 million), and the Yen Revolver ($144 million) are reflected at the extended maturity date, as the extension is at our option. The maturity of certain debt ($320 million) is reflected at the extended maturity dates as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency. We are required to maintain available commitments under our Credit Facilities in an amount at least equal to the commercial paper borrowings outstanding. 2Q 2024 Supplemental Capitalization 31

Debt Components – Noncontrolling Interests and Unconsolidated(A) Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $296 million) is reflected at the extended maturity dates as the extension is at the venture’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency. 2Q 2024 Supplemental Capitalization 32

Components – Prologis Share * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 2Q 2024 Supplemental Net Asset Value 33

Components – Continued Net Promote Income (Expense) includes promote revenue of $24 million, ($12 million) of tax expense and ($23 million) of expenses primarily from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. 2Q 2024 Supplemental Net Asset Value 34

Notes and Definitions 2Q 2024 Supplemental Prologis Park West by Northwest, Houston, Texas

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